Exhibit 10.2

ServiceMaster Global Holdings, Inc.

Schedule of Signatories to a Director Indemnification Agreement

John Krenicki, Jr.

Robert J. Gillette

Richard P. Fox

Darren M. Friedman

Curtis D. Hecht

Sarah Kim

Stephen J. Sedita

Thomas C. Tiller, Jr.

Mark E. Tomkins

David H. Wasserman